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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53114) of Popular, Inc. of our report dated June 18, 2004, relating to the financial statements of Popular, Inc. Retirement Savings Plan for Puerto Rico Subsidiaries, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 18, 2004